NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held July 28, 1995



TO THE STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of EFI Electronics Corporation ("EFI" or the "Company") which will be held at the Crystal Inn, 230 West 500 South, Salt Lake City, Utah, on Friday, July 28, 1995, at 2:30 p.m., local time, for the following purposes:

      (1) To elect six (6) Directors to serve for one year and until their successors shall be elected and duly qualified;

      (2) To ratify the appointment of Coopers & Lybrand as the Company's independent auditors for the 1995-1996 fiscal year;

      (3) To transact such other business as may properly come before the meeting or at any adjournments thereof.


The Board of Directors has fixed the close of business on June 9, 1995, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record of the Company at the close of business on that date will be entitled to vote at the meeting. The transfer books of the Company will not be closed. A list of those entitled to vote at the Annual Meeting will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.


All stockholders are urged to attend the meeting.



                 BY ORDER OF THE BOARD OF DIRECTORS





                 Scott H. Nelson

                 Chairman of the Board


Mailing Date:  June 28, 1995


                         IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.
                   PROXY STATEMENT
              Annual Meeting of Stockholders
                       July 28, 1995


SOLICITATION OF PROXIES:

This Proxy Statement is furnished to stockholders of EFI Electronics Corporation ("EFI" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company scheduled to be held at the Crystal Inn, 230 West 500 South, Salt Lake City, Utah, on Friday, July 28, 1995, at 2:30 p.m., local time and at any adjournment or postponement of such meeting.

This Proxy Statement and the accompanying Proxy Card are being mailed on or about June 28, 1995 to the stockholders of the Company, together with the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1995.

Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the envelope provided for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to convening of the Annual Meeting or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and nominees solicit proxies from their principals and will pay such brokers, banks and other nominees expenses incurred by them for such activities.


VOTING SECURITIES

As of the close of business on the record date, the Company had outstanding 3,056,023 shares of common stock, par value $.0001 per share (the "common stock"), all of which are entitled to be voted at the Annual Meeting. Each share is entitled to one (1) vote, and only those stockholders of record of the common stock as of the close of business on the record date shall be entitled to vote their shares.

A majority of the outstanding shares of the common stock, represented in person or by proxy, is required for a quorum at the Annual Meeting. In the proposed election of Directors, stockholders will not be allowed to cumulate their votes and Directors will be elected by a plurality of the votes cast at the meeting. The six (6) nominees receiving the highest number of votes will be elected. As a result, abstentions and broker non-votes will not affect the outcome of the election. All other matters presented for approval to the stockholders will be decided by the affirmative vote of a majority of the votes
cast at the Meeting on such matters.   Accordingly, abstentions and broker
non-votes will not affect the outcome of such matters.

DIRECTORS AND EXECUTIVE OFFICERS:

At the Annual meeting, six (6) Directors are to be elected to hold office until the Company's 1996 Annual Meeting of Stockholders and until their successors shall be elected and duly qualified.

Set forth below is a table which identifies the current Directors (all of whom are nominees) and the Company's executive officers, and the positions and offices within the Company held by each. The table is followed by a brief description concerning the employment and business experience of each such person.
DIRECTORS AND EXECUTIVE OFFICERS - Continued:


Name                  Age       Position

Scott H. Nelson       63        Chairman of the Board of Directors

Richard D. Clasen     52        President, Chief Executive Officer,
Director

David G. Bevan        45        Vice President of Operations

Michael V. Gilchrist  51        Vice President, Chief Financial
Officer, Secretary/Treasurer

Hans Imhof            55        Director

C. Max Killian        69        Director

Gaylord K. Swim       46        Director

K. Bradford Romney, Jr.39       Director


Scott H. Nelson has been a director of the Company since July 1988 and was elected chairman of the board in March 1994. In October 1988 he was appointed as president and chief operating officer. From January 1990 until his retirement in September 1994, he served as president and chief executive officer. He was an assistant professor of electronic technology at Weber State College in Ogden, Utah, from September 1985 to January 1989. In November
1983, he founded Utek, Inc., an engineering consulting firm, and has served as its president since inception. Between 1978 and November 1983, Mr. Nelson was senior vice president of Beehive International, a Salt Lake City based computer equipment company. From 1968 to 1974, Mr. Nelson was executive vice president of Tempo Computers, Inc., a computer design and manufacturing company which he founded and which later became a division of GTE Corporation. Mr. Nelson obtained an M.S. degree in electrical engineering from the University of Southern California in 1965.

Richard D. Clasen was appointed president and chief executive officer of the Company on September 12, 1994. On October 21, 1994, he was elected to the Company's board of directors. From 1993 to 1994 he served as chief executive officer and chairman of the board of Tripac Systems, Inc., a distributor of computer data storage and imaging products based in Irving, Texas. From 1990 to 1993 he served as president and chief executive officer of Carlisle Memory Products Groups, Inc. (Bedford, Texas) which manufactured and distributed computer data storage products. Mr. Clasen also served as president and chief executive officer of Zetaco, Inc. (Eden Prairie, Minnesota) from 1986 to 1989. Zetaco, Inc. manufactured and sold computer subsystems. Both Zetaco, Inc. and Carlisle Memory Products
Groups, Inc. were subsidiaries of Carlisle Companies, Inc., a Fortune 500 company. From 1968 to 1986 Mr. Clasen was employed by Control Data Corporation (Bloomington, Minnesota) which manufactured and sold computer systems, products and services. He rose to the position of vice president, sales and marketing--international operations. Mr. Clasen attended the University of California, Los Angeles and University of Pennsylvania, Wharton School of Business.

David G. Bevan has served as vice president of operations of the Company since April 1991. From October 1990 until April 1991, Mr. Bevan was employed as vice president of manufacturing of the Company and from April
1990 until April 1991 he served as controller of the Company. From November 1989 to April 1990, he was secretary and chief financial officer of Douglas Computer, Inc., a Salt Lake City, Utah based computer reseller. From 1982 to 1989 he owned and managed Specialty Engineering and Manufacturing, a Salt
Lake City company engaged in the manufacture of precision sheet metal products for electronics companies. Mr. Bevan is a certified public accountant and obtained a B.S. degree in economics from Stanford University in 1971 and an M.B.A. degree from Dartmouth in 1973.

Michael V. Gilchrist has served as chief financial officer, secretary and treasurer of the Company since 1993. From July 1991 to December 1992 he was employed by Rogers Corporation as manager of finance and administration. From April 1979 to January 1988 he was employed by Intel as controller of the Microcontroller Division. From April 1974 to April 1979 he was employed by Rogers Corporation as controller. He received his undergraduate degree from Brigham Young University in 1969 and an M.B.A. degree from the University of Southern California in 1974 .

Hans Imhof shall become a director of the Company in July 1995. He is the co-founder of Computer Site Technologies which was created in 1990 and which produces computer alarm system software. Since 1990 he has also been vice president of engineering at Datasphere which designs, engineers and constructs computer rooms; president of Diversified Protection Systems, Inc. which installs computer room fire protection systems; and has been a partner in Warner Management, a real estate management company, all located in Orange County, California. From 1972-1990 Mr. Imhof was chief executive officer of EPE Technologies (Costa Mesa, California) which he founded and which manufactured UPS (uninterruptible power supply) devices. Mr. Imhof received an electrical engineering degree from the University of Zurich, Switzerland, in 1965.

C. Max Killian became a director of the Company in October 1993. Mr. Killian is founder and senior partner of the Arizona law firm of Killian, Nicholas, Fischer, Wirker, Cook & Pew, P.L.C. He has served on the board of directors of the Bank of America in Arizona since 1967 and is a member of the executive, nominating, and audit committees of the bank. He is also active in family ranching and farming enterprises. Mr Killian received a B.S. degree from the University of Texas in 1946 and a J.D. from the University of Arizona in 1949.

Gaylord K. Swim has been a director of the Company since 1981 and served as chairman of the board from December 1989 until December 1991. He is president of Swim Investment Management Corporation, a subsidiary of Swim Financial Corporation. From June 1984 to February 1989, he was manager of the Provo, Utah, office of Dominick & Dominick, a stock brokerage firm and member of the New York Stock Exchange.

K. Bradford Romney, Jr. became a director of the Company in December
1992. Mr. Romney is president, chief executive officer, and a director of Dayna Communications Inc., a Salt Lake City, Utah, LAN software and equipment manufacturer. He joined Dayna in 1986 as executive vice president and corporate secretary responsible for corporate development and operations. He is also a member of the board of directors of Magellan Technology, Inc. and is active in high technology industry associations. Prior to 1986 Mr. Romney was executive vice president of KRA, a management consulting firm.
Mr. Romney received J.D. and M.B.A. degrees, both in 1982, from Brigham
Young University.


BOARD COMMITTEES, MEETINGS, AND REPORTS:

There were five meetings of the board of directors held during the fiscal year ended March 31, 1995. All of the directors attended at least 75% of the meetings. The Company has audit and compensation committees of the board of directors. The Company has no nominating committee. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures. The Company's audit committee consists of Messrs. Gaylord K. Swim and Scott H. Nelson. Functions of the compensation committee include making recommendations concerning director and senior management remuneration and other compensation plans. The compensation committee consists of Messrs. K. Bradford Romney, Jr., Gaylord K. Swim and Scott H. Nelson. All of the committee members attended at least 75% of the meetings of their respective committees. During fiscal 1995 the audit committee held one meeting and the compensation committee held two meetings.

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's directors and executive officers and persons who own more than ten percent (10%) of the Company's common stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the common stock and other securities which are derivative of the common stock. Executive officers, directors, and holders of more than ten percent (10%) of the common stock are required by Commission regulations to furnish the Company with copies of all such reports they file.

It is the Company's belief, based solely upon a review of copies of all Section 16(a) reports received by the Company, that all reports of initial ownership and changes thereto in the Company's common stock by said officers, directors, and ten percent stockholders have been reported in a timely manner to the Commission, with the following exceptions. Late reports were filed by the following individuals to (i) report surrender of shares to the Company partially in satisfaction of debt owed to the Company and partially in exchange for nonqualified stock options and (ii) report grants of stock pursuant to an employment/compensation agreement. The number of transactions not timely reported is parenthetically indicated for each individual. Richard D. Clasen
(2) and David A. Bevan (1).


EXECUTIVE COMPENSATION:

The compensation of Scott H. Nelson and Richard D. Clasen, each of whom served as chief executive officer for part of the fiscal year ended March 31, 1995, is shown below in four tables. No other employees of the Company received more than $100,000 in total salary and bonus during such period.

Summary Compensation Table

Name/                                        Other Annual
Securities UnderlyingAll Other
Principal Position  Year    Salary    BonusCompensation (2)
Options/SARs (#)Compensation
Scott H. Nelson (1) 1995$  73,086  $ 4,076     $ -0--0-
                  $117,250    (3)
  President & CEO   1994  135,000    2,001       -0--0--0-
                    1993  135,000   29,427       -0--0-
                   24,750     (4)

Richard D. Clasen (1)1995$ 72,115  $ 5,748       -0-
100,000            50,216     (5)
  President & CEO   1994      -0-      -0-       -0--0--0-
                    1993      -0-      -0-       -0--0--0-

(1)Mr. Nelson resigned as president and CEO of the Company in September 1994 and was replaced by Mr. Clasen effective September 12, 1994. Prior to such date Mr. Clasen was not employed by the Company.

(2)Does not include cash and noncash compensation related to use of automobiles which did not exceed ten percent of the annual salary and bonus paid to Messrs. Nelson and Clasen.

(3)In connection with Mr. Nelson's resignation as President and CEO, pursuant to a letter of understanding dated September 30, 1994, the Company agreed to pay Mr. Nelson a total of $117,250 in equal payments for 23 months in exchange for a three-year covenant not to compete. (See "Employment Contracts and Arrangements Concerning Termination.")

(4)In June and July, 1990, pursuant to a Key Employee Stock Purchase
   Program (the "Stock Purchase Program"), executive officers of the
   Company agreed to purchase 271,000 shares of common stock at a purchase price of $2.68 per share. Mr. Nelson acquired 125,000 of these shares. The parties to the Stock Purchase Program entered into an amendment in October 1992, pursuant to which the purchase obligations were changed from a non-recourse to a recourse obligation. As a result of such modification, Mr. Nelson recognized compensation income of $24,750 related to the Stock Purchase Program in 1992, which amount was the difference between the fair market value of the common stock on such date and the amount of the recourse obligation (See "Certain Transactions and Indebtedness of Management").

(5)On December 15, 1994, pursuant to an Employment Agreement between the Company and Mr. Clasen, the Company issued 17,384 shares of common stock to Mr. Clasen as reimbursement for the brokerage commission of $26,076 paid by Mr. Clasen in connection with the sale of his house in Texas. The market value of the Company's common stock on such date was $1.50 per share. Pursuant to such Employment Agreement, the Company also reimbursed Mr. Clasen for moving expenses, aggregating $24,140 (in addition to the 17,384 shares of stock cited above). (See "Employment Contracts and Arrangements Concerning Termination.")

Option/SAR Grants in Last Fiscal Year

The following table sets forth individual grants of stock options made by the Company during the fiscal year ended March 31, 1995, to the two individuals named in the preceding Summary Compensation Table. As of March 31,
1995, the Company had not granted any stock appreciation rights to the executive officers named below.

             Number of Securities Under-Percent of Total Options/
Name/        lying Options/SARs Granted  SARs Granted to
Exercise or          Expiration
Principal Positionto Employees in Fiscal YearEmployees in Fiscal Year
Base Price              Date
Scott H. Nelson          -0-                   0%$    0--
  President & CEO

Richard D. Clasen    100,000               31.06%1.50Sept.
12, 2000
  President & CEO
EXECUTIVE COMPENSATION - Continued:

Aggregated Option / SAR Exercise in Last Fiscal Year and Fiscal Year End Option / SAR Values

The following table sets forth the number of unexercised stock options held by the individuals named in the Summary Compensation Table and the value of such options as of March 31, 1995. No options were exercised by such individuals during the fiscal year ended March 31, 1995. As of March 31, 1995, the Company had not granted any stock appreciation rights to the executive officers named below.
                                      Number of Securities
Under-     Value of Unexercised
                  Shares           lying Unexercised Options/
   In-the-Money Options/
Name/             Acquired   Value  /SARs at Fiscal Year End
    /SARs at Fiscal Year End (1)
Principal Positionon Exercise RealizedExercisableUnexercisable
   Exercisable Unexercisable
Scott H. Nelson    -0-     $ -0-        -0-         -0-$ -
0- $ -0-
  President & CEO

Richard D. Clasen  -0-       -0-        -0-       100,000-
0-  -0-
  President & CEO


(1)Calculated based on the difference between the price of a share of common stock on March 31, 1995, and the exercise price of the options. The price of the Company's common stock as reported by NASDAQ/NMS on March 31, 1995 was $1.13 per share, which was below the exercise price of the options.

Long-term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

The following table sets forth the number of shares, units or other rights awarded to the individuals named in the Summary Compensation Table under any LTIP during the fiscal year ended March 31, 1995, and the performance or other time period until payout or maturation of the award.

Name/                        Number of Shares, Units
Performance or Other Period
Principal Position             or Other Rights (#)  Until
Maturation or Payout
Scott H. Nelson                         0--
  President & CEO

Richard D. Clasen                    100,000September 12,
1996 (1)
  President & CEO

(1)If Mr. Clasen is employed by the Company on September 12, 1995, the Company will pay Mr. Clasen the difference between the average closing sale price per share during the twenty (20) days prior to such date and $1.50.

Employment Contracts and Arrangements Concerning Termination

In September 1994, Mr. Nelson tendered to the Company his resignation as president and chief executive officer. In connection with Mr. Nelson's resignation, the Company and Mr. Nelson entered into a letter of understanding dated September 30, 1994, concerning Mr. Nelson's resignation (the "Letter of Understanding"). Pursuant to the Letter of Understanding, (i) Mr. Nelson entered into a covenant not to compete against the Company for three (3) years commencing September 16, 1994 in exchange for cash payments totaling $117,250 to be paid over twenty-three (23) months, (see "Summary Compensation Table"), and continuation of family medical and dental benefits for a period of 18 months and thereafter, subject to availability, until February 11, 1997; (ii) Mr. Nelson agreed to surrender 120,000 shares of common stock to the Company in exchange for cancellation of indebtedness owed to the Company by Mr. Nelson; and (iii) the Company and Mr. Nelson entered into a mutual release from all claims, obligations, and rights arising out of Mr. Nelson's employment relationship with the Company.

Effective September 12, 1994, Mr. Clasen entered into a renewable one-year employment agreement with the Company (the "Employment Agreement") pursuant to which, among other things, (i) the Company agreed to pay Mr. Clasen a base salary of $12,500 per month to be reviewed annually by the compensation committee; (ii) the Company agreed to grant
          EXECUTIVE COMPENSATION - Continued:

to Mr. Clasen stock options to purchase 100,000 shares of common stock at an exercise price of $1.50 per share (see "Option/SAR Grants in Last Fiscal Year"); (iii) the Company agreed to loan Mr. Clasen $150,000 to be used by Mr. Clasen for the purchase of 100,000 shares of common stock (see "Certain Transactions and Indebtedness of Management"); (iv) the Company granted to Mr. Clasen 100,000 performance units having a base value of $1.50 per unit (see "LTIP Awards in Last Fiscal Year"); (v) the Company agreed to reimburse Mr. Clasen for moving and transition expenses, including the brokerage commission paid with respect to the sale of Mr. Clasen's home in Texas (see "Summary Compensation Table"); (vi) the Company agreed to pay Mr. Clasen up to one (1) year's base salary if the Company does not renew the Employment Contract or terminates Mr. Clasen without cause; and (vii) Mr. Clasen agreed to be bound by certain restrictive covenants.

Executive Incentive Plan

For the year ended March 31, 1995, the Company maintained an executive incentive plan (the "Incentive Plan") for certain of its officers and key employees, including its executive officers. The Incentive Plan was based on the Company's profits in comparison to the Company's planned profits as well as revenue goal attainment. During the fiscal year ended March 31, 1995, no awards were made under the Incentive Plan. The Incentive Plan has not been modified and will continue in the current fiscal year. Bonuses paid will be allocated by the compensation committee among the executive officers based on the Company's success in meeting and exceeding targeted objectives.

Directors' Compensation

Directors who are not employees of the Company were paid fees of $500 per half day and $1,000 per full day for each board meeting and committee meeting attended during the 1995 fiscal year.

CERTAIN TRANSACTIONS AND INDEBTEDNESS OF MANAGEMENT:

In June and July, 1990, pursuant to a Key Employee Stock Purchase Program
(the "Stock Purchase Program"), Mr. Nelson  agreed to purchase 125,000 shares of common stock at a purchase price of $2.68 per share.  These shares of common stock and an additional 451,000 shares acquired by other key employees were the subject of a registration statement filed with the Securities
and Exchange Commission on May 1, 1991.   The full amount of the purchase
price of such shares was loaned to Mr. Nelson and the other employees by the Company. The obligations, as amended, were full recourse obligations, collateralized by the common stock, and bore interest at the prime rate plus one-half percent. In November 1994 as part of his termination agreement, Mr. Nelson surrendered his shares in consideration for cancellation of the notes held by EFI. In January and February of 1995, a similar agreement was reached with the other employees holding such shares. All of the shares were surrendered.

Pursuant to the Employment Agreement, 100,000 shares of common stock were issued to Mr. Clasen for $150,000, which amount was loaned by the Company to Mr. Clasen. The loan is secured by the 100,000 shares issued to Mr. Clasen and by any amounts then due to Mr. Clasen pursuant to the performance units described in the LTIP Awards Table. The loan bears interest at the prime rate plus one percent (1%) and is due in full on September 12, 2000.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT:

The following tabulation shows as of April 30, 1995, unless otherwise indicated, the number of shares of common stock owned beneficially by: (a) any person known to be the holder of more than five percent (5%) of the Company's voting securities, (b) all directors (all of whom are nominees), (c) the executive officers named in the Summary Compensation Table, and (d) all officers and directors of the Company as a group:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT - Continued:

   Amount and Nature of Beneficial
                  Ownership (1) As of April 30, 1995      Common Exerci Total
Name and Address of Beneficial OwnerNotes  Shares
Options                        Ownership Percent (2)

Gaylord K. Swim*                  (3)    549,734-0-549,734
17.99%
68 West 620 South
Orem, UT  84058

Recreation Systems, Inc.          (4)    297,680-0-297,680
9.74%
374 South Sterling Drive
Fruit Heights, UT  84037

Hans Imhof*                       (5)    250,000-0-250,000
8.18%
1215 Emerald Bay
Laguna Beach, CA  92651

Dimensional Fund Advisors, Inc.   (6)    212,400-0-212,400
6.95%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Richard D. Clasen* dagger                     117,384-0-117,384
3.84%
7694 Tall Oak Drive
Park City, UT  84060-5361

Scott H. Nelson*                          10,160-0-10,160**
362 South Glen Circle
Fruit Heights, UT  84037

C. Max Killian*                            5,000-0-5,000**
4727 East Southern Avenue
Mesa, AZ  85206

K. Bradford Romney, Jr. *                    -0--0--0-**
1835 Yalecrest Avenue
Salt Lake City, UT  84108

All officers and Directors
 as a group (8 persons)           (7)    933,27817,533
950,811                         30.94%

(dagger)Officer of the Company    (*)Director of the Company.
(**)Indicates less than 1.00% ownership.


(1)Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person.

(2)Based on 3,056,023 shares outstanding unless noted otherwise.
(3)Includes 505,567 shares held by Mr. Swim as trustee of the Gaylord K. Swim Trust, 24,167 shares held by Swim Financial Corporation of which
   Mr. Swim is an executive officer, director and majority owner, and 20,000 shares held by a charitable trust of which Mr. Swim is a trustee.

(4)Recreation Systems, Inc. is a privately held company of which Mr. C. Martin Rasmussen, a former director of the Company, is a principal shareholder.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT - Continued:

(5)Includes 150,000 shares directly owned by Mr. Imhof for which he has sole voting power. Includes 100,000 shares owned by Computer Site
   Technologies, Inc. in which Mr. Imhof has a 49% interest and functions in an advisory capacity. Mr. Imhof has an option to purchase the 100,000 shares owned by Computer Site Technologies.

(6)Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 212,400 shares of EFI Electronics Corp. stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. (Based on information and language provided by Dimensional Fund Advisors, Inc. regarding Form 13G dated January 30, 1995.)

(7)The shares which may be acquired by officers and directors pursuant to outstanding options have been deemed to be outstanding for the purpose of computing the percentage of the class owned by each named holder thereof and by all officers and directors as a group.


RATIFICATION OF SELECTION OF AUDITOR:

The audit committee has recommended, and the board of directors has selected, the firm of Coopers & Lybrand, L.L.P., independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1996, subject to ratification by the stockholders. The board of directors recommends to the stockholders that Coopers & Lybrand be selected as the Company's independent public accountants for the 1996 fiscal year. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the annual meeting of stockholders and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.


GENERAL:

Management knows of no other matters to be presented at the meeting.


Proposals of Security Holders for 1996 Annual Meeting Stockholders desiring to submit proposals for the proxy statement for the 1996 annual meeting will be required to submit them in writing to Michael V. Gilchrist, chief financial officer/corporate secretary treasurer at the Company's executive offices (2415 South 2300 West, Salt Lake City, Utah 84119) on or before April 30, 1996. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH
STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S
ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED
MARCH 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND
SCHEDULES THERETO AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION.  WRITTEN REQUEST FOR SUCH
INFORMATION SHOULD BE DIRECTED TO THE CORPORATE
SECRETARY, EFI ELECTRONICS CORPORATION, 2415 SOUTH 2300
WEST, SALT LAKE CITY, UTAH 84119.



PROXY                    EFI ELECTRONICS CORPORATION                  PROXY
             2415 South 2300 West Salt Lake City, Utah  84119

This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Richard D. Clasen and Michael V. Gilchrist as proxies, each with the power to appoint his or her substitute, and hereby authorize the shares of common stock of EFI Electronics Corporation held on record Shareholders to be held on July 28, 1995 or any adjournment thereof.

1.  ELECTION OF DIRECTORS:
____FOR all nominees listed below (except as marked to the contrary below)
____WITHOUT AUTHORITY to vote for all nominees listed below
   (INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
Richard D. Clasen    Hans Imhof   C. Max Killian   Scott H. Nelson
K. Bradford Romney, Jr.    Gaylord K. Swim
2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND as the independent public accountants of the Company:
________FOR     __________  AGAINST   __________  ABSTAIN
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:________________________, 1995    ________________________________________
                                        Signature

Please mark, sign, date and             _____________________________________
return the proxy card promptly          Signature if held jointly